Exhibit 3.13

CERTIFICATE OF INCORPORATION

OF

UNIVISA COMMUNICATIONS GROUP, INC.

Pursuant to § 102 of the General Corporation Law
of the State of Delaware

The undersigned, in order to form a corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  The name of the Corporation is Univisa Communications Group, Inc.

SECOND:  The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares which the Corporation shall have authority to issue is 100 shares of Common Stock, par value $1.00 per share.

FIFTH:  The name and mailing address of the Incorporator is as follows:

NAME	MAILING ADDRESS
Doron I. Loeser	Room 2861 One New York Plaza New York, New York 10004

SIXTH:  The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

SEVENTH:  Elections of directors need not be by written ballot unless the by-laws of-the Corporation shall otherwise provide.

EIGHTH:  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them,. any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of. the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto set my hand this 29th day of October, 1987 and I affirm that the foregoing certificate is my act and deed and that the facts stated therein are true.

/s/ Dorian I. Loeser
Dorian I. Loeser, Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

UNIVISA COMMUNICATIONS GROUP, INC.

Univisa Communications Group, Inc., a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:   That, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, and declared said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“FIRST:   The name of the Corporation is Univisa, Inc.”

SECOND:   That, thereafter, pursuant to resolutions of the Board of Directors of said corporation, the sole stockholder of said corporation, upon written consent as authorized by Delaware General Corporation Law Section 228, duly authorized the above amendment.

THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Univisa Communications Group, Inc. has caused this certificate to be signed by Lawrence Dam, its Vice President, and attested by Joseph Stern, its Assistant Secretary, as of the 26th day of September, 1988.

UNIVISA COMMUNICATIONS GROUP, INC.

		By	: /s/ Lawrence Dam
Vice President

Attest:

By:	/s/ Joseph Stern
Assistant Secretary

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
ECO, INC.,
UNIVISA INDUSTRIAL GROUP, INC.,
UNIVISA MARKETING GROUP, INC. AND
TELEPROYECTOS, INC.
INTO
UNIVISA, INC.

Under Section 253 of the
General Corporation Law of Delaware.

The undersigned, a Delaware corporation, does hereby certify:

FIRST:  The name and state of incorporation of each of the constituent corporations is as follows:

Name	State of Incorporation	Date of Incorporation

Univisa, Inc.	Delaware	November 2, 1987
ECO, Inc.	Delaware	November 17, 1986
Univisa Industrial Group, Inc.	Delaware	November 17, 1986
Univisa Marketing Group, Inc.	Delaware	April 10, 1987
Teleproyectos, Inc.	Delaware	February 3, 1987

SECOND:  Univisa, Inc. (“Univisa”) is the owner of more than 90% of the issued and outstanding shares of stock of each of ECO, Inc., Univisa Industrial Group, Inc., Univisa Marketing Group, Inc. and Teleproyectos, Inc. (collectively, the “Subsidiaries”).

THIRD:  On April 27, 1989, the Board of Directors of Univisa approved the merger of the Subsidiaries into Univisa by adopting the resolutions attached hereto as Exhibit A by unanimous written consent, which are incorporated herein by reference.

FOURTH:  This Certificate of Ownership and Merger shall not be effective upon its filing date but shall be effective at 11:59 P.M. on May 31, 1989.

IN WITNESS WHEREOF, Univisa has caused this Certificate of Ownership and Merger to be signed by Lawrence W. Dam, its Vice President, and attested by Manuel Lanz, its Secretary, this 27th day of April, 1989.

UNIVISA, INC.

		By:	/s/ Lawrence W. Dam
Lawrence W. Dam
Vice President

ATTEST:

By:	/s/ Manuel Lanz
Manuel Lanz
Secretary

CERTIFICATE OF OWNERSHIP OF “UNIVISA, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, MERGING “ECO, INC.”, AND “TELEPROYECTOS, INC.”, AND “UNIVISA INDUSTRIAL GROUP, INC.”, AND “UNIVISA MARKETING GROUP, INC.”, CORPORATIONS ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, WAS RECEIVED AND FILED IN THIS OFFICE THE THIRTY-FIRST DAY OF MAY, A.D. 1989, AT 10:01 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

EXHIBIT A
UNANIMOUS WRITTEN CONSENT OF
THE BOARD OF DIRECTORS
OF
UNIVISA, INC.

Pursuant to Section 141(f) of the General Corporation Law of Delaware

THE UNDERSIGNED, being all of the directors of UNIVISA, INC., a Delaware corporation (the “Corporation”), hereby consent to the adoption of the following resolutions:

RESOLVED, that pursuant to Section 253 of the General Corporation Law of Delaware, the Corporation, as owner of at least 90% of the outstanding shares of common stock of each of ECO, Inc., Univisa Industrial Group, Inc., Univisa Marketing Group, Inc. and Teleproyectos, Inc., each a Delaware corporation (collectively, the “Subsidiaries”), merge into itself the Subsidiaries and assume all of the Subsidiaries’ respective liabilities and obligations;

RESOLVED, that the President and any Vice President be, and any one or more of them hereby is, authorized and directed in the name and on behalf of the Corporation, and if requested or required, under its corporate seal, duly attested by its Secretary or an Assistant Secretary, to execute, acknowledge and file, on behalf of the Corporation, a Certificate of Ownership and Merger with respect to the merger, in accordance with Section 253 of the General Corporation Law of Delaware;

RESOLVED, that the officers of the Corporation be, and each of them individually hereby is, authorized and directed, for and on behalf of the Corporation, to take or cause to be taken all such further actions and to execute and deliver all such further agreements and other documents, as may be necessary or appropriate to effectuate the foregoing resolutions and to carry out the purposes thereof;

RESOLVED, that all actions heretofore taken by any officer of the Corporation in connection with the foregoing be, and they hereby are, ratified and approved in all respects; and further

RESOLVED, that written consent to these Resolutions may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and same instrument.

IN WITNESS WHEREOF, the undersigned, being all of the directors of the Corporation, hereby indicate in writing their approval of and consent to the foregoing actions and Resolutions.

Dated: April 27, 1989

/s/ Romulo O’Farrill, Jr.
Romulo O’Farrill, Jr.

/s/ Emilio Azcarraga Milmo
Emilio Azcarraga Milmo

/s/ Miguel Aleman Velasco
Miguel Aleman Velasco

/s/ Fernando Diez Barroso
Fernando Diez Barroso

CERTIFICATE OF MERGER
OF
GALAVISION, INC.
INTO
UNIVISA, INC.

Under Section 251 of the
General Corporation Law of Delaware

The undersigned, a Delaware corporation, does hereby certify:

FIRST: The name and state of incorporation of each of the constituent corporations is as follows:

Name	State of Incorporation	Date of Incorporation

Univisa, Inc.	Delaware	November 2, 1987
Galavision, Inc.	Delaware	May 4, 1981

SECOND: An agreement and plan of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

THIRD: The name of the surviving corporation of the merger is Univisa, Inc.

FOURTH: The Certificate of Incorporation of Univisa, Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: The executed agreement and plan of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 2121 Avenue of the Stars, Suite 3300, Los Angeles, California 90067.

SIXTH: A copy of the agreement and plan of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporations.

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

CONTINENTAL TRADING CORPORATION

AND

PROTELE, INC.

AND

DATEL ENTERTAINMENT DISTRIBUTION, INC.

AND

VIDEO VISA, INC.

INTO

UNIVISA, INC.

Pursuant to Section 2E3 of the General
Corporation Law of the State of Delaware

Univisa, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies, pursuant to the provisions of section 2S3 of the General Corporation Law of the State of Delaware, as follows:

FIRST:  The name and state of incorporation of each of the constituent corporations of the merger described herein is as follows:

Name	State of Incorporation

Univisa, Inc. (the “Corporation”)	Delaware
Continental Trading Corporation	Delaware
Protele, Inc.	Delaware
Datel Entertainment Distribution, Inc.	California
Video Visa, Inc.	California

SECOND:  That the Corporation was incorporated on November 2, l9 7 pursuant to the General corporation Law of the State of Delaware.

THIRD:  That the Corporation owns all of the issued and outstanding shares of capital stock of each of (i) CONTINENTAL TRADING CORPORATION, (ii) PROTELE, INC., (iii) DATEL ENTERTAINMENT DISTRIBUTION, INC. and (iv) VIDEO VISA, INC. The provisions of Section 1108 of the California General Corporation Law permit the merger of a California corporation with a corporation organized under the laws of another state.

FOURTH:  That the Corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of its members on September 24, 1991 and filed with the minutes of the Board, determined to and did merge into itself said CONTINENTAL TRADING CORPORATION, PROTELE, INC., DATEL ENTERTAINMENT DISTRIBUTION, INC., and VIDEO VISA, INC.:

RESOLVED, that, in accordance with the plan of merger hereinafter set forth, and pursuant to Section 253 of the General Corporation Law or the State of Delaware each of CONTINENTAL TRADING CORPORATION, a Delaware corporation, PROTELE, INC., a Delaware corporation, DATEL ENTERTAINMENT DISTRIBUTION, INC., a California corporation, and VIDEO VISA, INC., a California corporation, wholly owned subsidiaries of the Corporation (the “Subsidiaries”), be simultaneously merged into the Corporation, and that the Corporation shall be the surviving corporation of such merger (the “Merger”); and be it further

RESOLVED, that, upon the effectiveness of the Merger, all shares of stock of the Subsidiaries issued or outstanding shall be cancelled, and no shares of stock of the surviving corporation or any other consideration shall be paid or exchanged for the shares of the Subsidiaries so cancelled; and be it further

RESOLVED, that the form, terms and provisions of the proposed Certificate of Ownership and Merger, a copy of which is attached hereto, (the “Certificate of Ownership and Merger”), pursuant to Section 253 of the General Corporation Law of the State of Delaware, be, and the same hereby are, in all respects approved; and be it further

RESOLVED, that the proper officers of this Corporation (the “Officer” or the “Officers”), be, and any one or more of then hereby is, authorized and directed in the name and on behalf of the Corporation, and if requested or required, under its corporate seal, duly attested by its Secretary or an Assistant Secretary, to execute, file and record the Certificate of Ownership and Merger, in the form attached hereto, with such changes or additions to any of the terms and provisions thereof, or instruments annexed as exhibits thereto, as the Officer or Officers executing the same shall approve, the execution, filing and recording thereof to be conclusive evidence of such approval; and be it further

RESOLVED, that the Certificate of Incorporation and by-laws of the corporation as they shall exist on the effective date of the Merger shall be and remain the Certificate of Incorporation and by-laws of the surviving corporation until the same shall be altered, amended or repealed as therein provided; and be it further

RESOLVED, that anything herein or elsewhere to the contrary notwithstanding, the Merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware; and be it further

RESOLVED, that the Certificate of Ownership and Merger shall be effective as of the close of business on September 30, 1991.

FIFTH:  The Certificate of Ownership and Merger shall be effective as of the close of business on September 30, 1991.

IN WITNESS WHEREOF, Univisa, Inc. has caused this Certificate of Ownership and Merger to be signed by its Vice President and attested by its Secretary this 24th day of September, 1991.

UNIVISA, INC.
/s/ Lawrence W. Dam
		By:	Lawrence W. Dam
Title: Vice President and General Counsel

ATTEST:

/s/ Manuel Lans
By:	Manuel Lans
Title:	Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

CADENA DE LAS AMERICAS, INC.

INTO

UNIVISA, INC.

Pursuant to Section 253 of the General
Corporation Law of the State of Delaware

Univisa, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies, pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, as follows:

FIRST:  The name and state of incorporation of each of the constituent corporations of the merger described herein is as follows:

Name	State of Incorporation

Univisa, Inc. (the “Corporation”)	Delaware
Cadena de las Americas, Inc.	Delaware

SECOND:  That the Corporation was incorporated on November 2, 1987 pursuant to the General Corporation Law of the State of Delaware.

THIRD:  That the Corporation owns all of the issued and outstanding shares of capital stock of CADENA DE LAS AMERICAS, INC.

FOURTH:  That the Corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of its members on March 29, 1995 and filed with the minutes of the Board, determined to and did merge into itself said CADENA DE LAS AMERICAS, INC.:

RESOLVED, that, in accordance with the plan of merger hereinafter set forth, and pursuant to Section 253 of the General Corporation Law of the State of Delaware CADENA DE LAS AMERICAS, INC., a Delaware corporation, and a wholly-owned subsidiary of the Corporation (the “Subsidiary”), be merged into the Corporation, and that the Corporation shall be the surviving corporation of such merger (the “Merger”); and be it further

RESOLVED, that upon the effectiveness of the Merger, all shares of stock of the Subsidiary issued or outstanding shall be cancelled, and no shares of stock of the surviving corporation or any other consideration shall be paid or exchanged for the shares of the Subsidiary so cancelled; and be it further

RESOLVED, that the form, terms and provisions of the proposed Certificate of Ownership and Merger, a copy of which is attached hereto (the “Certificate of Ownership and Merger”), pursuant to Section 253 of the General Corporation Law of the State of Delaware, be, and the same hereby are, in all respects approved; and be it further

RESOLVED, that the proper officers of the Corporation (the “Officer” or the “Officers”), be, and any one or more of them hereby is authorized and directed in the name and on behalf of the Corporation, and if requested or required, under its corporate seal, duly attested by its Secretary or an Assistant Secretary, to execute, file and record the Certificate of Ownership and Merger, in the form attached hereto, with such changes or additions to any of the terms and provisions thereof, or instruments annexed as exhibits thereto, as the Officer or Officers executing the same shall approve, the execution, filing and recording thereof to be conclusive evidence of such approval; and be it further

RESOLVED, that the Certificate of Incorporation and by-laws of the Corporation as they shall exist on the effective date of the Certificate of Ownership and Merger shall be and remain the Certificate of Incorporation and by-laws of the surviving corporation until the same shall be altered, amended or repealed as therein provided; and be it further

RESOLVED, that anything herein or elsewhere to the contrary notwithstanding, the Merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware; and be it further

RESOLVED, that the Certificate of Ownership and Merger shall be effective as of the close of business on March 31, 1995; and be it further

RESOLVED, that any one or more of the officers of the Corporation be, and each of them individually hereby is, directed and authorized, in the name and on behalf of the Corporation, to take or cause to be taken any action and to execute any and all agreements, instruments and other documents, in the name and on behalf of the Corporation, or to amend such documents as such officer, in his sole discretion, deems necessary or desirable to effectuate the purpose and intent of the foregoing resolutions, the authority for the taking of such action to be conclusively evidenced by the execution and delivery of any such agreement, instrument or other document.

FIFTH:  The Certificate of Ownership and Merger shall be effective as of the close of business on March 31, 1995.

IN WITNESS WHEREOF, Univisa, Inc. has caused this Certificate of Ownership and Merger to be signed by its Vice President and attested by its Secretary this 29th day of March, 1995.

UNIVISA, INC.
By:	/s/ Lawrence W. Dam
Name: Lawrence W. Dam
Title: President

ATTEST:

By:	/s/ Charles Steinberg
Name: Charles Steinberg
Title: Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

UNIVISA, INC.

Univisa, Inc., a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  That, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, and declared said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“FIRST:                             The name of the Corporation is PanAmSat International Holdings, Inc.”

SECOND:  That, thereafter, pursuant to resolutions of the Board of Directors of said corporation, the sole stockholder of said corporation, upon written consent as authorized by Delaware General Corporation Law Section 228, duly authorized the above amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Univisa, Inc. has caused this certificate to be signed by Lawrence Dam, its President, and attested by Charles Steinberg, its Secretary, as of the 16th day of May 1997.

UNIVISA, INC.
		By:	/s/ Lawrence Dam
President

ATTEST:

By:	/s/ Charles Steinberg
Secretary

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO
A LIMITED LIABILITY COMPANY
PURSUANT TO
SECTION 266 OF THE DELAWARE GENERAL CORPORATION LAW

1.                                       The name of the corporation immediately prior to filing this Certificate is:

PanAmSat International Holdings, Inc.,

2.                                       The date the Certificate of Incorporation was filed on is November 2,1987.

3.                                       The original name of the corporation as set forth in the Certificate of Incorporation is:

Univisa Communications Group, Inc.

4.                                       The name of the limited liability company as set forth in the formation is:

PanAmSat International Holdings, LLC

5.                                       The conversion has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.

	By:	/s/ James W. Cuminale
Name: James W. Cuminale
Title: Executive Vice President and Corporate Secretary

Dated: July 23, 2002

CERTIFICATE OF AMENDMENT

OF

PANAMSAT INTERNATIONAL HOLDINGS, LLC

1.                                       The name of the limited liability company is PanAmSat International Holdings, LLC.

2.                                       The Certificate of Formation of the limited liability company is hereby amended as follows:

Second:  The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of PanAmSat International Holdings, LLC this 28th day of March, 2003.

/s/ E. Jean Kim
E. Jean Kim, Authorized Person